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     PAGE 2
                                                              FMC Corporation
                                                              Quarterly Report
                                                              on Form 10-Q for
                                                              September 30, 1994

Exhibit 11  Statement re:
            -------------
            Computation of Per Share Earnings Assuming
            ------------------------------------------
            Full Dilution (Unaudited)
            -------------------------
            (In thousands, except per share data)
            -------------------------------------


                                      Three Months          Nine Months
                                   Ended September 30    Ended September 30
                                   ------------------    ------------------
                                     1994      1993        1994      1993
                                   --------  --------    --------  --------

Earnings:
  Net income                        $34,695   $35,286    $148,099  $138,597
                                    -------   -------    --------  --------
  Pro forma earnings applicable
   to common stock                  $34,695   $35,286    $148,099  $138,597
  After-tax interest on 7 1/2%
   zero-coupon debentures                 -       856           -     4,674
                                    -------   -------    --------  --------

  Pro forma earnings applicable
   to common stock                  $34,695   $36,142    $148,099  $143,271
                                    =======   =======    ========  ========


Shares:
  Average number of shares of
   common stock and common
    stock equivalents
    outstanding                      37,298    36,958      37,137    36,935
  Additional shares assuming
   conversion of:
   Stock options                        167         1          74         3
   7 1/2% zero coupon
    debentures                            -     1,434           -     2,295
                                    -------   -------    --------  --------
  Pro forma shares                   37,465    38,393      37,211    39,233
                                    =======   =======    ========  ========

  Earnings per common share
   assuming full dilution           $  0.93   $  0.94    $   3.98  $   3.65
                                    =======   =======    ========  ========
